Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Lycos, Inc. and to the incorporation by reference therein of our report dated February 18, 1998, with respect to the financial statements of WhoWhere?, Inc. as of December 31, 1997 and 1996 and for the period from inception (May 10, 1995) to December 31, 1995 and for each of the two years in the period ended December 31, 1997 included in the Current Report (Form 8-K/A) of Lycos, Inc., filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young LLP

  Palo Alto, California
  August 25, 1999

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